Credit Suisse Emerging Markets Fund, Inc.
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2006


Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			Cosan SA Industria Comercio


Date Purchased:			11/17/05


Price Per Share:		$21.96


Shares Purchased
by the Portfolio *:		4,400


Total Principal Purchased
by the Portfolio *:		$96,624.00


% of Offering Purchased
by the Portfolio:		0.027%
%


Broker:				Morgan Stanley


Member:				Joint Lead Manager




Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			Grupo Aeroportuario


Date Purchased:			2/24/06


Price Per Share:		$21.00


Shares Purchased
by the Portfolio *:		1,000

Total Principal Purchased
by the Portfolio *:		$21,000.00


% of Offering Purchased
by the Portfolio:		.003%


Broker:				Deutsche Bank Foreign


Member:				Lead Manager




Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			Submarino GDR 144A


Date Purchased:			4/13/06


Price Per Share:		$50.38


Shares Purchased
by the Portfolio *:		2,100


Total Principal Purchased
by the Portfolio *:		$105,807.03


% of Offering Purchased
by the Portfolio:		.014%


Broker:				Goldman Sachs Foreign


Member:				Joint Lead Manager



Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			KAZMUNAIGAS EXPL-SPON GDR 144A


Date Purchased:			10/04/06


Price Per Share:		$14.64


Shares Purchased
by the Portfolio *:		14,600


Total Principal Purchased
by the Portfolio *:		$213,744.00



% of Offering Purchased
by the Portfolio:		.926%


Broker:				ABN AMRO BANK LONDON (CSAM-L)


Member:				Joint Lead Manager



Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			IND & COMM BK OF CHINA


Date Purchased:			10/20/06


Price Per Share:		$3.07


Shares Purchased
by the Portfolio *:		833,700.00


Total Principal Purchased
by the Portfolio *:		$332,088.57



% of Offering Purchased
by the Portfolio:		.006%


Broker:				MERRILL LYNCH


Member:				Joint Lead Manager